Anaptys Announces First Quarter 2026 Financial Results and Provides Business Update

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Completed spin-off of First Tracks Biotherapeutics, Inc., its former biopharma operations business
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Now exclusively manages the financial collaborations for Jemperli with GSK and imsidolimab with Vanda
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Announced appointment of Chris Murphy as CFO
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Announced appointments of Susannah Gray, former CFO of Royalty Pharma, and Owen Hughes, current CEO of XOMA Royalty, to its Board of Directors

SAN DIEGO, CA — May 12, 2026 — AnaptysBio, Inc. (Nasdaq: ANAB), a company focused on managing the financial collaborations for Jemperli with GSK and imsidolimab with Vanda, today reported financial results for the first quarter ended March 31, 2026, and provided a business update.

“Following the completion of the spin-off of First Tracks Bio in late April, Anaptys now exclusively manages the financial collaborations for Jemperli and imsidolimab, with streamlined operations requiring limited FTEs, minimal operating expenses and delivering an EBIT margin greater than 95%,” said Daniel Faga, president and chief executive officer. “With Chris Murphy joining as CFO, who brings deep business development and investment banking experience, our priority continues to be to protect our two royalty streams and return their value to shareholders.”

GSK Jemperli Financial Collaboration

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GSK announced strong commercial performance for Jemperli ($313 million/£232 million in Q1 2026 sales, with >40% year-over-year growth1)
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Anaptys continues to expect to achieve >$390 million in annualized Jemperli royalties payable to Anaptys as early as 2029 at GSK’s peak sales guidance of >$2.7 billion2
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Anaptys estimates Sagard will have accrued ~$275 million in royalties and sales milestones through Q1 2026 and anticipates paydown of the remaining ~$325 million non-recourse debt monetization by the end of Q2 20273
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Substantial GSK investment in additional monotherapy and potential combination trials for Jemperli, including:
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AZUR-1 – pivotal Phase 2 – dostarlimab monotherapy in untreated stage II/III dMMR/MSI-H locally advanced rectal cancer
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Data expected in H2 2026; U.S. FDA Breakthrough Therapy Designation
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Received an FDA Commissioner’s National Priority Voucher (CNPV) in Nov. 2025 allowing for only a one to two-month sBLA review timeline for US FDA approval
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AZUR-2 – pivotal Phase 3 – dostarlimab versus standard of care in untreated TN40 or stage III dMMR/ MSI-H resectable colon cancer
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Data expected in 2028
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AZUR-4 – Phase 2 – dostarlimab plus chemotherapy versus standard of care (chemotherapy) in untreated stage III MMRp/MSS resectable colon cancer
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Data expected in Q4 2026
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JADE – pivotal Phase 3 – dostarlimab monotherapy versus placebo in locally advanced unresected head and neck squamous cell carcinoma (PD-L1 CPS≥1) post chemoradiation
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Data expected in 2028

Vanda Imsidolimab Financial Collaboration

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FDA target action date (PDUFA) of Dec. 12, 2026 for imsidolimab in generalized pustular psoriasis (GPP)

Recent Leadership and Board of Directors Appointments

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Announced appointment of Chris Murphy as Chief Financial Officer (CFO)
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Mr. Murphy brings >20 years’ experience in business development, commercial operations, corporate strategy and investment banking in the biopharmaceutical industry
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Announced appointment of industry veterans Susannah Gray and Owen Hughes to Board of Directors
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Ms. Gray brings >25 years’ experience in both finance and investment banking in the biopharmaceutical industry, formerly CFO of Royalty Pharma
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Mr. Hughes brings >25 years’ experience as both an operator and investor in the biopharmaceutical industry, currently leading XOMA Royalty as CEO

Stock Repurchase Plan

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Announced a $100.0 million Stock Repurchase Plan in March 2026. It will expire on Dec. 31, 2026, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of common stock

First Quarter Financial Results

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The separation of Anaptys and First Tracks Bio was completed on April 20, 2026. As a result, in the first quarter of 2026, the financial results include assets, liabilities and expenses related to both companies. Beginning in the second quarter of 2026, Anaptys expects to reclassify historical First Tracks Bio related assets, liabilities and expenses as discontinued operations.
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Cash, cash equivalents and investments totaled $286.5 million as of March 31, 2026, compared to $311.6 million as of Dec. 31, 2025, for a decrease of $25.1 million due primarily to operating activities offset by $14.0 million received from stock option exercises.
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Collaboration revenue was $25.6 million for the three months ended March 31, 2026, compared to $27.8 million for the three months ended March 31, 2025. The decrease in revenue was primarily due to $9.7 million in revenue recognized for the Vanda license agreement for the three months ended March 31, 2025 offset by Jemperli royalties increasing 44% from $17.2 million to $24.7 million for the three months ended March 31, 2026.
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Research and development expenses were $34.0 million for the three ended March 31, 2026, compared to $41.2 million for the three months ended March 31, 2025. The decrease for the three months ended March 31, 2026 was primarily due to decreased development costs for rosnilimab and ANB032 offset by increased costs relating to the phase 1 trials for ANB033. The R&D non-cash, stock-based compensation expense was $4.6 million for the three months ended March 31, 2026 as compared to $4.4 million in the same period in 2025.
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General and administrative expenses were $26.2 million for the three months ended March 31, 2026, compared to $14.1 million for the three months ended March 31, 2025. The increase was due primarily to legal costs for the separation of the company, ongoing GSK litigation and non-cash stock compensation costs incurred for our former Chief Financial Officer and former Chief Legal Officer. The G&A non-cash, stock-based compensation expense was $9.7 million for the three months ended March 31, 2026 as compared to $4.8 million in the same period in 2025.
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Net loss was $52.9 million for the three months ended March 31, 2026, or a net loss per share of $1.84, compared to a net loss of $39.3 million for the three months ended March 31, 2025, or a net loss per share of $1.28.

About AnaptysBio

Anaptys manages the financial collaborations for Jemperli with GSK and imsidolimab with Vanda, with a focus on protecting and returning the value of its royalties to shareholders. To learn more, visit www.AnaptysBio.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to whether Anaptys is able to protect its financial collaborations; and its ability to return value to its shareholders. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to protect its financial collaborations and return value to its shareholders, the company’s ability to operate efficiently with a limited staff, and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

This press release also includes a reference to EBIT margin which is a measure not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), which Anaptys believes provides important perspective with respect to operational profitability. Non-GAAP financial measures may exclude items that are significant in understanding and assessing Anaptys’ financial results, should not be considered in isolation or as an alternative to GAAP measures, and should be considered only as a supplement to, and not as superior to, GAAP measures. Anaptys cannot predict with certainty the magnitude or scope of certain items that would be included in the most directly comparable GAAP measure to EBIT margin for the relevant future periods, and such items may be significant. Due to these uncertainties, Anaptys cannot provide a quantitative reconciliation of EBIT margin to the most directly comparable GAAP financial measure without unreasonable effort.

Investor Contact:

Anaptys Investor Relations

investors@anaptysbio.com

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1.
GSK Q1 2026 earnings call, 4/29/2026
2.
CEO Emma Walmsley, 2025 JP Morgan CEO Series fireside chat, 9/11/2025, “there's no change to our peak year sales overall ambition for Jemperli, that's for sure, which is far more than £2 billion.”; Converted from GBP to USD using Q3 2025 average exchange rate (1.35x)
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~$275 million accrued to Sagard through Q1 2026 and assumes a ~10% quarter-over-quarter growth rate for Jemperli from Q4’25 through Q2’27 and milestone payments associated with filing ($5mm) and approval ($10mm) of dMMR rectal approval in the EU

AnaptysBio, Inc.

Consolidated Balance Sheets

(in thousands, except par value data)

(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$248,469	$238,196
Receivables from collaborative partners	25,747	33,850
Short-term investments	37,986	73,442
Prepaid expenses and other current assets	3,907	4,762
Total current assets	316,109	350,250
Property and equipment, net	1,280	1,370
Operating lease right-of-use assets	12,039	12,519
Other long-term assets	256	256
Total assets	$329,684	$364,395
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,517	$3,871
Accrued expenses	32,065	32,674
Current portion of operating lease liability	2,120	2,080
Total current liabilities	41,702	38,625
Liability related to sale of future royalties	263,742	276,528
Operating lease liability, net of current portion	11,493	12,032
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized and no shares, issued or outstanding at March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 29,031 shares and 28,019 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	29	28
Additional paid-in capital	838,307	809,765
Accumulated other comprehensive loss	(146)	(24)
Accumulated deficit	(825,443)	(772,559)
Total stockholders’ equity	12,747	37,210
Total liabilities and stockholders’ equity	$329,684	$364,395

AnaptysBio, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Collaboration revenue	$25,556	$27,771
Operating expenses:
Research and development	33,991	41,180
General and administrative	26,202	14,130
Total operating expenses	60,193	55,310
Loss from operations	(34,637)	(27,539)
Other income (expense), net:
Interest income	2,653	4,413
Non-cash interest expense for the sale of future royalties	(20,859)	(18,061)
Other (expense) income, net	(1)	1,902
Total other expense, net	(18,207)	(11,746)
Loss before income taxes	(52,844)	(39,285)
Provision for income taxes	(40)	(44)
Net loss	(52,884)	(39,329)
Other comprehensive loss:
Unrealized loss on available-for-sale securities	(122)	(144)
Comprehensive loss	$(53,006)	$(39,473)
Net loss per common share:
Basic and diluted	$(1.84)	$(1.28)
Weighted-average number of shares outstanding:
Basic and diluted	28,691	30,644